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                                                                  EXHIBIT 10.35

                              REPURCHASE AGREEMENT
                              --------------------

        This Repurchase Agreement, effective as of [   ] _____, 1996, is by and
among INGRAM MICRO INC., a Delaware corporation ("Ingram"), ___________________ ("Stockholder") and NATIONSBANK OF TENNESSEE, N.A. ("Bank");

                              W I T N E S S E T H:

        WHEREAS, Stockholder owns certain shares of the Class __ common stock of Ingram ("the "Common Stock") as set forth on Exhibit A attached hereto (collectively, the "Shares") which he acquired through one or more stock purchase agreements (collectively, the "Stock Purchase Agreements") with Ingram;

        WHEREAS, Stockholder desires to pledge the Shares to Bank as collateral for repayment of a promissory note (the "Note") which evidences a loan from Bank to Stockholder;

        WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms and conditions under which Ingram will consent to Stockholder's pledge of the Shares and be required to purchase the Shares or the Note;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Ingram hereby consents to Stockholder's pledge of the Shares to Bank solely as security for payment of the Note, and any and all extensions, renewals, modifications and increases thereof, pursuant to a Stock Pledge Agreement of even date herewith which shall be in form acceptable to Ingram and which may not be modified or amended without the consent of Ingram. Stockholder and Bank each agree that the Shares may be sold pursuant to such pledge only in conformity with the provisions of this Agreement.

        2. In the event that Bank elects to exercise its right to foreclose upon and dispose of the Shares in order to satisfy Stockholder's obligations to Bank under the Note, or any extension, renewal or modification thereof, Stockholder or Bank shall promptly notify Ingram thereof.

        3.(a)   Upon receipt of a notice delivered pursuant to Section 2,
provided that Stockholder would have the right under the Stock Purchase Agreements to require Ingram to repurchase the Shares, but subject to the exceptions hereinafter set forth, Bank shall be required to sell to Ingram, and Ingram shall be required to purchase from Bank, the Shares at the price calculated in accordance with the formula set forth in the Stock Purchase Agreements.

        (b)     At Ingram's option, upon receipt of a notice pursuant to
Section 2 hereof, Ingram may elect, in lieu of purchasing the Shares, to purchase the Note and the rights of Bank in the documents referred to in the Note (the "Loan Documents") by payment to Bank of the outstanding principal and all accrued interest and late charges on the Note through the date of purchase.

        (c) In the event that (i) the purchase price for the Shares would be less than the outstanding principal and all accrued interest and late charges on the Note, (ii) Stockholder would not have the right under the Stock Purchase Agreement to require Ingram to repurchase the Shares and Ingram does not otherwise elect to do so, of (iii) Stockholder is not a resident of the United States of America, then, provided Bank has not
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released its pledge on any of the Shares initially pledged as collateral for repayment of the Note except in conformance with the provisions of that certain Addendum to Promissory Note and to Pledge Agreement between Stockholder and Bank of even date herewith, Bank may elect, at its option, to require Ingram to purchase the Note and the rights of Bank in the Loan Documents at a purchase price equal to the outstanding principal and all accrued interest and late charges on the Note through the date of purchase, provided that the outstanding principal included therein shall not exceed $7.00 per Share.

        (d) Any purchase pursuant to paragraphs (a), (b) or (c) above shall take place on a date (the "Closing Date") specified in writing by Ingram to Stockholder and Bank, which shall be not less than 10 nor more than 20 days from the date Ingram receives the notice pursuant to Section 2 hereof. The purchase price for the Shares or the Note and Loan Documents shall be payable by cashier's check, wire transfer or other readily available funds on the Closing Date. Concurrently with such payment, Bank shall deliver the certificates representing the Shares, duly endorsed for transfer, or, as the case may be, the Note and the Loan Documents, assigned without recourse, to Ingram.

        (e) Notwithstanding any other provision in this Agreement, except in accordance with the provisions of Section 3(c)(iii) hereof, Ingram shall not be required to purchase either the Shares or the Note and the Loan Documents at any time that either (i) the Shares are included in an effective registration statement filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) the Shares are eligible for sale pursuant to Rule 144 under the Securities Act or any successor rule which would permit sales of the Shares in the public market without registration.

        (f) Stockholder stipulates and agrees that any disposition of the Shares by Bank in accordance with this Agreement will be a "commercially reasonable" disposition within the meaning of T.C.A. Section 47-9-504.

        4. In the event that Stockholder satisfies the obligations to Bank which are secured by the Shares or Bank otherwise elects to rescind its election to foreclose upon and dispose of the Shares at any time prior to the closing of a purchase by Ingram pursuant to Section 3 hereof, Ingram shall not be either obligated or permitted to complete such purchase unless otherwise permitted by the Stock Purchase Agreements; provided, however, that, upon a subsequent election by Bank to exercise its rights to foreclose upon and dispose of the Shares in order to satisfy Stockholder's obligations to Bank under the Note, or any extension, renewal or modification thereof, the rights and obligations of the parties hereto again shall be subject to the provisions of Sections 2 and 3 hereof.

        5. The parties hereto acknowledge that, in the event Ingram purchases the Shares pursuant to Section 3(a) hereof, Ingram shall be liable to pay only the purchase price for the Shares as set forth in such paragraph and Bank shall look solely to Stockholder for the satisfaction of debt to the extent that such debt exceeds the purchase price for the Shares. To the extent that the purchase price exceeds such debt, the difference shall be payable solely to Stockholder. In the event that Ingram defaults in its obligations under Section 3 of this Agreement, then Bank shall have all rights and remedies otherwise available to it, legal or equitable, to enforce this Agreement against Ingram, including one or more actions for specific performance or damages or both, the right to foreclose on the Shares, purchase the Shares itself or sell the Shares to a third party in mitigation of its damages.


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        6.      Nothing in this Agreement shall prevent Ingram from exercising its rights under the Stock Purchase Agreements to purchase the Shares at the times and for the prices set forth therein. In the event of any such exercise by Ingram at a time when Bank holds a pledge on the Shares as security for payment of the Note, Ingram shall deliver the purchase price for the Shares to Bank which shall apply the amount received first to payment of outstanding principal and accrued interest and late charges on the Note and deliver the balance, if any, to Stockholder. Concurrently with its receipt of such payment, Bank shall deliver the certificates representing the Shares, duly endorsed for transfer, to Ingram. Notwithstanding the foregoing, if the purchase price for the Shares would be less than the outstanding principal and all accrued interest and late charges on the Note, Bank may, by notice delivered to Ingram within 10 days of its receipt of Ingram's election, require Ingram, in lieu of purchasing the Shares, to purchase the Note and the rights of Bank in the Loan Documents at a purchase price calculated in accordance with the provisions of Section 3(c) of this Agreement. In any such event, the purchase shall be completed in accordance with the provisions of Section 3(d) hereof and Ingram shall be able thereafter to complete the purchase of the Shares if it so elects.

        7. In order to assist the parties with the administration of this Agreement, Ingram's Treasurer shall deliver to Bank, within 45 days of the end of each calendar quarter, a statement certifying the Fair Market value per share of Common Stock as determined in accordance with the provisions of the Stock Purchase Agreements.

        8. All notices required or otherwise given hereunder shall be made in writing and personally delivered or sent by certified mail, return receipt requested, addressed as follows:

        If to Ingram:

                Ingram Micro Inc.
                1600 East St. Andrew Place
                Santa Ana, CA 92705
                Attention:  President

                with a copy to:

                Ingram Micro Inc.
                1600 East St. Andrew Place
                Santa Ana, CA 92705
                Attention:  General Counsel

        If to Stockholder:

                ----------------------------

                ----------------------------

                ----------------------------

        If to Bank:

                NationsBank of Tennessee, N.A.
                One NationsBank Plaza
                Nashville, TN  37239
                Attention:  Ronnie L. Boling, Vice President

        9. This Agreement may not be altered, amended or terminated except in writing and executed by all parties hereto.

        10. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.


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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                        INGRAM MICRO INC.



                                        By:
                                            --------------------------------
                                        Title:
                                               -----------------------------


                                        STOCKHOLDER:




                                        ------------------------------------


                                        NATIONSBANK OF TENNESSEE, N.A.



                                        By:
                                            --------------------------------
                                        Title:
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